                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                                       [X]

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-12

                         TOREADOR RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(g)(i)(1) and 0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                  --------------------------------------------------------------


         2)       Aggregate number of securities to which transaction applies:
                  --------------------------------------------------------------


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  --------------------------------------------------------------


         4)       Proposed maximum aggregate value of transaction:
                  --------------------------------------------------------------


         5)       Total fee paid:
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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         1)       Amount Previously Paid:
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         2)       Form, Schedule or Registration Statement No.:
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         3)       Filing Party:
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         4)       Date Filed:
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



                                PRELIMINARY COPY

                         TOREADOR RESOURCES CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                                 (214) 559-3933


                        SOLICITATION OF WRITTEN CONSENTS

                                February __, 2001

To the Stockholders of Toreador Resources Corporation:

         The written consent of the holders of Toreador Resources Corporation's common stock, par value $0.15625 per share, of record at the close of business on February 5, 2001, is requested by the Board of Directors in regard to the issuance of up to 180,000 shares of our common stock as described in the accompanying Consent Solicitation Statement (the "Deferred Shares").

         Stockholders previously received a similar Solicitation of Written Consents dated December 8, 2000, regarding the issuance of the Deferred Shares. However, as a result of certain issues raised by the National Association of Securities Dealers Automated Quotation ("Nasdaq"), the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 11, 2000, by and among Texona Petroleum Corporation, a Delaware corporation ("Texona"), Toreador Resources Corporation, a Delaware corporation (the "Company") and Toreador Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, was amended to delete the penalty provision that provided that if the Deferred Shares were not issued prior to or on June 1, 2001, the Company would pay the former shareholders of Texona $150,000 per month until the Deferred Shares were issued (the "Penalty Provision"). The Company and Earl E. Rossman, Jr., as the Shareholder Representative, amended the Merger Agreement on January 30, 2001 to delete the Penalty Provision.

         Since the Consent Solicitation Statement dated December 8, 2000 referred to the Penalty Provision and the Penalty Provision has been deleted, the Company is requesting that you again provide your written consent to the issuance of the Deferred Shares using the accompanying Consent Card to be delivered to Toreador Resources Corporation at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205 on or before March 15, 2001. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

                                       By Order of the Board of Directors


                                       By:
                                           -----------------------------------
                                           Gerry F. Cargile, Secretary

                                PRELIMINARY COPY

                         TOREADOR RESOURCES CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205

                         CONSENT SOLICITATION STATEMENT
                                       FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                     TO THE ISSUANCE OF UP TO AN ADDITIONAL
                         180,000 SHARES OF COMMON STOCK


                                  INTRODUCTION

         This Consent Solicitation Statement is furnished by the Board of Directors of Toreador Resources Corporation, a Delaware corporation (the "Company"), to the stockholders of the Company in connection with the solicitation by the Company of the written consents of the stockholders to the issuance of up to an additional 180,000 shares of our common stock, par value $0.15625 per share (the "Deferred Shares"). The Deferred Shares will have identical rights and preferences as the Company's currently outstanding shares of common stock.

         The purpose of the issuance of the Deferred Shares is to satisfy certain obligations that are owed to certain stockholders of Texona Petroleum Corporation, a Delaware corporation ("Texona"), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 11, 2000, by and among Texona, the Company, and Toreador Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company and amended by the First Amendment to the Agreement and Plan of Merger dated as of January 30, 2001 (collectively, the "Merger Agreement"). Pursuant to the Merger Agreement, the outstanding stock of Texona was exchanged for a total of 1,115,000 shares of common stock of the Company, of which 1,025,000 shares (19.6% of the then outstanding shares) were issued to the Texona stockholders at the closing of the merger on September 19, 2000.

         We did not issue all 1,115,000 shares due to the rules of the National Association of Securities Dealers Automated Quotation ("Nasdaq") requiring us to obtain stockholder approval before the issuance of common stock constituting or having voting power equal to or greater than 20% of the outstanding common stock. On September 19, 2000, 1,115,000 shares of common stock constituted approximately 21% of the then outstanding shares. Therefore, in order to comply with the applicable Nasdaq rules, we initially issued shares of our common stock equal to 19.6% of the outstanding shares on September 19, 2000, and are now requesting stockholder approval for the issuance of the Deferred Shares.

         The actual number of Deferred Shares to be issued will be between 90,000 and 180,000 based on a formula set forth in the Merger Agreement, subject to adjustment prior to the issuance of the Deferred Shares for (i) the payment of dividends on our currently issued common stock in shares of our common stock;
(ii) a stock split of our common stock; (iii) a reverse stock split of our common stock; or (iv) other reclassifications or recapitalizations of our common stock. We do not anticipate taking any action prior to the issuance of the Deferred Shares that would require such an adjustment. Therefore, we are not requesting authorization to issue more than 180,000 Deferred Shares that are potentially issuable pursuant to the Merger Agreement without regard for any adjustments described above. Once issued, the Deferred Shares will be shares of our common stock having identical rights and preferences as our currently outstanding shares of common stock.

         Except for the Texona stockholders which will receive the Deferred Shares, the current stockholders of the Company's common stock will have their percentage ownership of common stock diluted due to the issuance of the Deferred Shares only to the Texona stockholders. This dilution is approximately 1.7% of the common stock holdings of each such stockholder if 90,000 Deferred Shares are issued and 3.4% of the common stock holdings of each such stockholder if 180,000 Deferred Shares are issued. The actual amount of dilution for each stockholder will depend on the actual number of Deferred Shares issued.

         The Board of Directors unanimously approved the issuance of the additional shares of common stock as of August 1, 2000. Although approval by stockholders of the Company of the issuance of common stock is not required under governing Delaware law, such approval is required under the Nasdaq Rules applicable to companies listed on the Nasdaq National Market. To assure continued compliance with the listing rules of the Nasdaq National Market, the terms of the Merger Agreement provide that the Deferred Shares can only be issued if the stockholder approval is obtained.

         Under the Nasdaq Rules, we are required to obtain the approval of our stockholders before the issuance of common stock (or securities convertible into common stock) constituting or having voting power equal to or greater than 20% of the outstanding common stock. The Deferred Shares when aggregated with the shares previously issued pursuant to the Merger Agreement would exceed 20% of the outstanding common stock. Accordingly, under the Nasdaq Rules, the affirmative vote of the holders of a majority of the outstanding shares of our common stock at the close of business on February 5, 2001, is required to approve the issuance.

         The Company intends to distribute this Consent Solicitation Statement, the accompanying Consent Card and the related materials commencing on or about February 22, 2001, to the holders of record of the Company's common stock at the close of business on February 5, 2001. Written consents of stockholders representing a majority of the outstanding shares of common stock at the close of business on February 5, 2001, are required to approve the issuance of the Deferred Shares.

         The principal executive offices of the Company are located at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205, and the telephone number of the Company is 214.559.3933.

                              THE CONSENT PROCEDURE

GENERAL

         The proposed issuance of the Deferred Shares is submitted for stockholder approval by written consent. No meeting of the stockholders will be held to vote on this matter. Only stockholders of record at the close of business on February 5, 2001 are entitled to consent, to withhold their consent, or to revoke their consent, to the issuance of the Deferred Shares. Stockholders are entitled to one consent for each outstanding share of common stock held at the close of business on February 5, 2001. As of the close of business on February 5, 2001, there were 6,279,571 issued and outstanding shares of common stock.

         Consents, once dated, signed and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to the Company at the address set forth below on or before the time that the Company has received written consents from holders of a majority of the outstanding shares of common stock.

         The issuance of the Deferred Shares will be approved at such time as the Company holds unrevoked written consents of stockholders approving the issuance of the Deferred Shares representing a majority of the outstanding shares of common stock at the close of business on February 5, 2001. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the issuance of the Deferred Shares.

         Stockholders are requested to indicate approval of the issuance of the Deferred Shares by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the issuance of the Deferred Shares, and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the issuance of the Deferred Shares, or abstention with respect to the approval of the issuance of the Deferred Shares, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the issuance of the Deferred Shares or abstention with respect to the approval of the issuance of the Deferred Shares, respectively, and delivering the Consent Card to the Company at the address set forth below.

         A Consent Card which has been signed, dated and delivered to the Company without any of the boxes for approval, withholding of consent, or abstention checked will constitute a consent to the issuance of the Deferred Shares.

         Consent Cards may be delivered to the Company at the following address:

                         Toreador Resources Corporation
                           4809 Cole Avenue, Suite 108
                               Dallas, Texas 75205
                              Attention: Secretary

         Consent Cards should be delivered to the Company as soon as possible. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.

ABSENCE OF APPRAISAL RIGHTS/PREEMPTIVE RIGHTS

         Stockholders who abstain from consenting with respect to the issuance of the Deferred Shares, or who withhold consent to the issuance of the Deferred Shares, do not have the right to an appraisal of their shares of common stock or any similar dissenters' rights under Delaware law. The stockholders of the common stock do not have any preemptive rights with regard to the proposed issuance of Deferred Shares.

EXPENSE OF CONSENT SOLICITATION

         The Company will bear the entire cost of the solicitation of stockholder approval of the issuance of the Deferred Shares, including the preparation, assembly, printing and mailing of this consent statement and any additional material furnished to stockholders. In addition, the Company may reimburse certain persons for their costs in forwarding the solicitation material to stockholders. The Company does not anticipate that it will be necessary to supplement its solicitation of consents by mail with telephone, telegram, or personal solicitation of consents by directors, officers, or employees of the Company. However, if such persons are called upon to solicit consents on behalf of the Company, no additional compensation will be paid for any of such services.

                                     VOTING

VOTING PROCEDURES AND TABULATION

         Under the Nasdaq Rules, we are required to obtain the approval of our stockholders before the issuance of common stock (or securities convertible into common stock) constituting or having voting power equal to or greater than 20% of the outstanding common stock or if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding. In connection with the Deferred Shares, the amount and voting power of such shares would exceed 20% of the outstanding common stock when combined with the 1,025,000 shares of common stock authorized for issuance at the closing of the merger. Accordingly, under the Nasdaq Rules, the affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the issuance of the Deferred Shares. Aside from this consent solicitation, no further stockholder vote or approval related to the issuance of the Deferred Shares as contemplated by the Agreement and Plan of Merger will be sought or is required.

VOTING SECURITIES

         Our only voting security outstanding and entitled to vote at any special meeting or to consent in lieu of special meeting is our common stock, par value $.15625 per share. Only the holders of record of our common stock at the close of business on February 5, 2001, the record date for the consent solicitation, are entitled to receive this Consent Solicitation Statement and related materials and to vote on the issuance of the Deferred Shares using the Consent Card.

         At the close of business on February 5, 2001, there were 6,279,571 shares of common stock outstanding and entitled to be counted. Each share of common stock is entitled to one vote. The holders of Series A Convertible Preferred Stock of the Company, par value $1.00 ("Series A Preferred Stock"), are not entitled to vote on any of the matters submitted for approval in the consent in lieu of special meeting. Unless the context otherwise requires, all references to "stockholders" in this Consent Solicitation Statement refer only to holders of common stock.

         The holders of Series A Preferred Stock generally have no voting rights with respect to the management of the Company. The holders of Series A Preferred Stock have limited voting rights in certain circumstances, but were not entitled to vote on the issuance of the Deferred Shares.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of January 31, 2001, the beneficial ownership of common stock and Series A Preferred Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock and (iii) directors and executive officers of the Company as a group. G. Thomas Graves III, President and Chief Executive Officer of the Company since July 1998 and a director of the Company, Douglas W. Weir, Chief Financial Officer of the Company, and Edward C. Marhanka, Vice President of the Company, are the only executive officers for the purpose of this table.


                                                                 Common Stock                      Series A Preferred Stock
                                                             Beneficially Owned                        Beneficially Owned

                                                         Number of         Percent of             Number of         Percent of
                                                          Shares              Class                 Shares            Class

J. W. Bullion                                              38,257(1)            *(1)                     --            --

Thomas P. Kellogg, Jr.                                     49,333(1)(2)         *(1)(2)               4,000          2.50%

John Mark McLaughlin                                      326,368(3)(5)     4.65%(3)(5)              10,000          6.25%

Edward Nathan Dane                                        876,316(6)       12.47%(6)                     --            --

Peter L. Falb                                             988,316(6)       14.07%(6)                  4,000          2.50%

G. Thomas Graves III                                    1,459,485(7)       20.77%(7)                     --            --

William I. Lee                                          1,459,485(7)       20.77%(7)                 42,000         26.25%

Beneficial owner of 5% or more (excluding persons named above)

Peter L. Falb, Edward Nathan Dane, Firethorn              988,316(6)       14.07%(6)                     --            --
I Limited Partnership and Dane, Falb, Stone &
Co., Inc. c/o Peter L. Falb 33 Broad Street,
Boston, Massachusetts 02109

Lee Global Energy Fund, L.P., 4809 Cole                 1,459,485(7)       20.77%(7)                     --            --
Ave., Suite 107, Dallas, Texas 75205

Wilco Properties, Inc., 4809 Cole Ave.,  Suite          1,459,485(7)       20.77%(7)                  2,000          1.25%
107, Dallas, Texas 75205

Daniel M. Murphy                                          674,050           9.59%

All directors and executive officers as a group         2,925,758(8)       41.64%(8)                 62,000         38.75%
of 9


----------
*Less than one percent

(1) Includes 23,333 shares of common stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(2) Includes 25,000 shares of common stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(3) Includes 62,500 shares of common stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(4) Includes 26,667 shares of common stock with respect to which Mr. Marhanka has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such are deemed outstanding).

(5) Includes 53,333 shares of common stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(6) Messrs. Dane and Falb share voting and dispositive power with respect to 742,600 shares of common stock with Firethorn I Limited Partnership, a Massachusetts limited partnership, and Dane, Falb, Stone & Co., Inc., a Massachusetts corporation. Mr. Falb has sole voting and dispositive power with respect to 112,000 shares. The information regarding Messrs. Dane's and Falb's beneficial ownership of the Company's common stock is disclosed on a Schedule 13D filed with the SEC on April 7, 1995 by the Dane Falb Persons, as amended through Amendment No. 7 thereto filed on July 30, 1998, and the Form 4s filed by Mr. Falb through November 10, 2000, and includes 25,000 shares of common stock assuming the conversion of Mr. Falb's 4,000 shares of Series A Preferred Stock, 202,050 shares of common stock owned directly and indirectly by Mr. Falb, and the 18,666 shares of common stock which Messrs. Dane and Falb have the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(7) Pursuant to that certain Joint Filing Agreement, entered into by and among Lee Global, Messrs. Graves and Lee and Wilco, dated as of September 18, 1998 (previously filed with the SEC by Lee Global as
         Exhibit 7.9 to the Schedule 13D/A No. 6 on September 23, 1998 and incorporated herein by reference), each of Lee Global, Messrs. Graves and Lee and Wilco may be deemed to beneficially own 1,310,199 shares of common stock (which is approximately 20.77% of the shares of common stock outstanding on January 31, 2001, including (i) the 10,000 shares owned by Mr. Graves; (ii) the 324,486 shares owned directly and indirectly by Mr. Lee; (iii) the assumed conversion of Series A Preferred Stock issued to Mr. Lee into 250,000 shares of common stock, and (iv) the 189,333 shares of common stock which Messrs. Lee and Graves have the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding). Messrs. Graves and Lee may be deemed to have shared voting power and shared dispositive power over (i) 516,766 shares of common stock owned by Lee Global; (ii) 156,400 shares of common stock owned by Wilco; and (iii) 12,500 shares of common stock resulting from the assumed conversion of Series A Preferred Stock issued to Wilco.

(8) Includes (i) 167,499 shares of common stock which are subject to stock options currently exercisable by the seven directors, 14,666 shares of common stock which are subject to stock options currently exercisable by Mr. Douglas W. Weir, Chief Financial Officer of the Company, 26,667 shares of common stock which are subject to stock options currently exercisable by Mr. Edward C. Marhanka, Vice President-Operations of the Company and 1,000 shares of common stock which are otherwise owned directly by Mr. Marhanka, and (ii) the assumed conversion of shares of Series A Preferred Stock issued to Wilco Properties, Inc., and Messrs. Kellogg, McLaughlin, Falb and Lee into 12,500, 25,000, 62,500, 25,000 and 250,000 shares of common stock, respectively.

         Except as otherwise indicated, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment powers with respect to such shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than ten percent of the common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and persons who own more than ten percent of the common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with except as set forth below. During 1999 Mr. Weir failed to file a Form 3 with respect to becoming an executive officer. During 1999 stock options were issued pursuant to existing plans and were not reported for Messrs. McLaughlin, Bullion, Kellogg, Lee, Graves, Falb, Dane, Weir and Marhanka. Wilco purchased 2,000 shares of preferred stock in March 1999 and failed to submit a Form 4; consequently, Mr. Lee has not to date reported such transaction on a Form 4 with respect to his indirect beneficial ownership of such shares. For each of the following persons, the number of transactions not reported on a timely basis is as follows: McLaughlin (2), Bullion (2), Kellogg
(2), Lee (3), Graves (1), Falb (2), Dane (2), Weir (1), Marhanka (1) and Wilco
(1).

                                    AUDITORS

         Ernst & Young LLP, which has served as the Company's independent public accountants since 1999, has been selected to audit the financial statements of the Company for the year ended December 31, 2000. This selection will not be submitted to stockholders for ratification or approval.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         The Annual Report of the Company for its fiscal year ended December 31, 1999 was distributed to stockholders on April 28, 2000, accompanying the Company's 2000 Proxy Statement. Included in Appendix 1 to the 2000 Proxy Statement are the 1999 Financial Statements of the Company, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Report of Independent Accountants. The Appendix did not constitute a part of the 2000 Proxy Statement, but was provided in conjunction with the 1999 Annual Report. The Company announced the completion of the merger and published the Agreement and Plan of Merger in a filing made on Form 8-K on October 2, 2000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Consent Solicitation Statement. We incorporate by reference the documents listed below:

         o Annual Report on Form 10-K for the year ended December 31, 1999;

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         o Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

         o Quarterly Report on Form 10-Q for the quarter ended September 30, 2000; and

         o        Current Report on Form 8-K dated October 2, 2000.

         All of these documents were included with the Consent Solicitation Statement dated December 8, 2000, except for the Annual Report on Form 10-K for the year ended December 31, 1999. The Annual Report on Form 10-K was previously distributed to stockholders on April 28, 2000. However, if you so desire, a copy of any of the reports incorporated by reference (not including exhibits to the information that is incorporated by reference), may be provided to you by first class mail or other equally prompt means, without charge to you and within one business day of receipt of a written or oral request directed to:

                         Toreador Resources Corporation
                          4809 Cole Avenue, Suite 108
                                Dallas TX 75205
                              Attention: Secretary
                          Phone Number: (214) 559-3933

                                        By Order of the Board of Directors,


                                        ----------------------------------------
                                        G. Thomas Graves III
                                        President and CEO

                                    IMPORTANT
                         PLEASE COMPLETE, SIGN AND DATE
                          YOUR WRITTEN CONSENT PROMPTLY
                     AND RETURN IT IN THE ENCLOSED ENVELOPE

                       WRITTEN CONSENT OF STOCKHOLDERS OF
                         TOREADOR RESOURCES CORPORATION

THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF THIS CONSENT IS SIGNED, DATED AND DELIVERED TO TOREADOR RESOURCES CORPORATION WITH NO DESIGNATION BY THE UNDERSIGNED, THIS CONSENT WILL CONSTITUTE THE STOCKHOLDER'S CONSENT TO AND APPROVAL OF THE ISSUANCE OF UP TO 180,000 SHARES OF THE COMMON STOCK OF TOREADOR RESOURCES CORPORATION.

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND ATTORNEYS SHOULD GIVE FULL TITLE AS SUCH. WHEN SHARES ARE HELD JOINTLY, ALL SHOULD SIGN. IF THE SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON. IF SHARES ARE HELD IN MORE THAN ONE CAPACITY, THIS CONSENT SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES.

The undersigned hereby takes the following action with respect to all of the shares of common stock of Toreador Resources Corporation that the undersigned is entitled to vote:

To the issuance of up to an additional 180,000 shares of Toreador Resources Corporation's common stock, par value $0.15625 per share pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 11, 2000, by and among Texona Petroleum Corporation, Toreador Resources Corporation, and Toreador Acquisition Corporation and as amended by the First Amendment to the Agreement and Plan of Merger dated as of January 30, 2001.

PLEASE MARK AS IN THIS SAMPLE [X]

Consents                    Does Not Consent                       Abstains

  [ ]                            [ ]                                  [ ]

                          (Please sign and date below)


                                    Dated:____________,2001




                                    ---------------------------------------
                                    Signature of Stockholder(s)





                                    ---------------------------------------
                                    Signature of Stockholder(s)


                                    If signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.